             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                        Statement to Certificateholders
                                August 15, 2002

                                                DISTRIBUTION IN DOLLARS

                 ORIGINAL        BEGINNING                                                                         ENDING
                 FACE            PRINCIPAL                                 REALIZED                  DEFERRED     PRINCIPAL
CLASS            VALUE            BALANCE      PRINCIPAL     INTEREST        TOTAL          LOSSES   INTEREST      BALANCE

A1          357,735,172.00    4,197,238.91   2,701,672.83     7,513.20   2,709,186.03       0.00       0.00    1,495,566.08
A2           40,000,000.00      469,312.41     302,086.35       812.30     302,898.65       0.00       0.00      167,226.06
R                     0.00            0.00           0.00    19,374.58      19,374.58       0.00       0.00            0.00

TOTALS      397,735,172.00    4,666,551.32   3,003,759.18    27,700.08   3,031,459.26       0.00       0.00    1,662,792.14

SI            8,117,044.50   84,048,252.55           0.00   350,440.75     350,440.75   2,401.36      0.00   85,575,850.56


                    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                              PASS-THROUGH RATES
-------------------------------------------------------------------------------------------    ------------------
                                                                                                         CURRENT
               BEGINNING                                                         ENDING                 PASS-THRU
CLASS          PRINCIPAL      PRINCIPAL       INTEREST          TOTAL           PRINCIPAL      CLASS      RATE
A1           11.73281030     7.55215881      0.02100213      7.57316094         4.18065149      A1      2.078750%
A2           11.73281025     7.55215875      0.02030750      7.57246625         4.18065150      A2      2.010000%
TOTALS       11.73281029     7.55215880      0.06964453      7.62180333         4.18065149

SI       10,354.53884108     0.00000000     43.17344201     43.17344201    10,542.73517411      SI      0.000000%

          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                Mark M. Volosov
               JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                   Tel: (212) 946-7172 / Fax: (212) 946-8302
                         Email: mark.volosov@chase.com


[LOGO]             Copyright  2001 J.P. Morgan Chase & Co. All rights reserved.

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                August 15, 2002

Sec. 4.01(i)       Principal Collections received during the Collection Period     3,064,853.87
                   Interest Collections received during the Collection Period        416,150.39
                   Additional Draw Amount  61,297.08

Sec. 4.01(iii)     Floating Allocation Percentage                                     7.396959%
                   Fixed Allocation Percentage                                       98.000000%

Sec. 4.01(iv)      Investor Certificate Interest Collections                          27,992.56
Sec. 4.01(v)       Investor Certificate Principal Collections                      3,003,556.79

Sec. 4.01(vi)      Seller Interest Collections                                       350,440.75
                   Seller Principal Collections                                       61,297.08

Sec. 4.01(xi)      Accelerated Principal Distribution Amount                              10.57
                   Accelerated Principal Distribution Amount Actually Distributed         10.57

Sec. 4.01(xiii)    Amount Required to be Paid by Seller                                    0.00
                   Amount Required to be Paid by Servicer                                  0.00

Sec. 4.01(xiv)     Servicing Fee                                                      37,717.08
                   Accrued and Unpaid Servicing Fees                                       0.00

Sec. 4.01(xv)      Liquidation Loss Amounts (Net of Charge Off Amounts)                2,593.18
                   Charge Off Amounts      0.00
                   Charge Off Amounts allocable to Investor Certificateholders             0.00
                   Cumulative Loss Amounts                                         1,130,214.38

Sec. 4.01(xvi)     Pool Balance as of end of preceding Collection Period          90,521,001.38
                   Pool Balance as of end of second preceding Collection Period   92,207,294.00

Sec. 4.01(xvii)    Invested Amount                                                 3,692,042.56

Sec. 4.01(xxi)     Has a Rapid Amortization Event Ocurred?                                 YES

Sec. 4.01(xxii)    Has an Event of Default Ocurred?                                         NO

Sec. 4.01(xxiii)   Amount Distributed to Credit Enhancer per 5.01(a)(1)                  90.08
                   Amount Distributed to Credit Enhancer per 5.01(a)(6)                   0.00
                   Unreimbursed Amounts Due to Credit Enhancer                            0.00

Sec. 4.01(xxiv)    Guaranteed Principal Distribution Amount                               0.00

Sec. 4.01(xxv)     Credit Enhancement Draw Amount                                         0.00

Sec. 4.01(xxvi)    Amount Distributed to Seller per 5.01(a)(10)                      19,374.58

Sec. 4.01(xxvii)   Maximum Rate                                                         5.0204%
                   Weighted Average Net Loan Rate                                       5.0204%

[LOGO]             Copyright  2001 J.P. Morgan Chase & Co. All rights reserved.

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                August 15, 2002

Sec. 4.01(xxviii)  Minimum Seller Interest                                         1,780,897.02

Sec. 4.01(xxix)    Required Servicer Advance                                               0.00
                   Unreimbursed Required Servicer Advance                                  0.00
                   Required Servicer Advance Reimbursement                                 0.00

Sec. 4.01(xxx)     Spread Account Requirement                                              0.00
                   Amount on deposit in the Spread Account (after the Spread Withdrawal)   0.00
                   Spread Account Deposit  0.00
                   Spread Account Withdrawal (including Spread Account Deposits)           0.00


                                  Delinquencies

                                     Group 1
         -------------------------------------------------------------
           Period       Number       Principal Balance      Percentage

         0-30 days           0                    0.00           0.00%
         31-60 days         23              595,393.32           0.67%
         61-90 days          3               78,664.03           0.09%
         91-120 days         2               82,013.46           0.09%
         121+ days           2               30,932.22           0.03%
         Total              30              787,003.03           0.88%

                          Loans in Foreclosure

                                     Group 1

                Number      Principal Balance       Percentage
                -----------------------------------------------
                     0                   0.00            0.00%

                         Loans in REO

                                 Group 1

                Number      Principal Balance        Percentage
                -----------------------------------------------
                0                        0.00            0.00%


[LOGO]             Copyright  2001 J.P. Morgan Chase & Co. All rights reserved.